Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-363351) pertaining to the Savings and Investment Plan of Brush Engineered Materials Inc. of our report dated June 29, 2007, with respect to the financial statements and schedule of the Brush Engineered Materials Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Cleveland, Ohio
June 29, 2007

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